UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

May 6, 2009

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA

(Address of principal executive offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of the 2004 Equity Incentive Plan

On January 21, 2009, the Board of Directors of Gilead Sciences, Inc. (the Company) amended the Gilead Sciences, Inc. 2004 Equity Incentive Plan (the Incentive Plan) to (i) increase the authorized share reserve by an additional 20,000,000 shares of the Company’s common stock; (ii) increase the limit on the maximum number of shares that may be issued under the Incentive Plan pursuant to full-value awards, such as restricted stock, restricted stock units, performance shares, performance units (to the extent settled in common stock) and phantom shares, by an additional 15,000,000 shares to a total of 25,000,000 over the term of the Incentive Plan; (iii) increase the limit on the maximum number of shares for which restricted stock, restricted stock units, performance shares, performance units, phantom shares and stock appreciation rights may be granted to any one individual per calendar year by an additional 600,000 shares to a total of 1,000,000 shares; and (iv) increase the limit on the maximum value of awards denominated in U.S. dollars that may be granted to any one individual per calendar year by an additional $3,000,000 to a total of $10,000,000. The stockholders of the Company approved the amendment to the Incentive Plan at the 2009 Annual Meeting of Stockholders on May 6, 2009. The Incentive Plan is attached to this Current Report on Form 8-K as Exhibit 10.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Gilead Sciences, Inc. 2004 Equity Incentive Plan, as amended through May 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ Robin L. Washington
Robin L. Washington Senior Vice President and Chief Financial Officer

Date: May 8, 2009

Exhibit Index

Exhibit Number	Description

10.1	Gilead Sciences, Inc. 2004 Equity Incentive Plan, as amended through May 6, 2009